EXHIBIT 10.3

GUARANTY

To induce Carlton Financial Corporation (“Carlton”) from time to time to either lease equipment to Granite City Food & Brewery Ltd. (the “Debtor”), sell equipment to Debtor or to make a loan to Debtor pursuant to leases, installment sale contracts, or promissory notes, as the case may be (all such leases, installment sale contracts, and promissory notes, whether now existing or hereafter arising, being referred to herein as “Contract(s),” the undersigned hereby agrees as follows:

1.             The undersigned hereby absolutely and unconditionally guarantees to Carlton the full and prompt payment and performance when due of each and every obligation of the Debtor under the Contracts.

2.             The undersigned hereby waives (i) notice of the acceptance hereof by Carlton and of the creation and existence of the Contracts and (ii) any and all defenses otherwise available to a guarantor or accommodation party.

3.             This Guaranty is complete, absolute, unconditional, and continuing, and the liability of the undersigned hereunder shall not be affected or impaired in any way by any of the following, each of which Carlton may agree to without the consent of the undersigned: (a) any extension or renewal of any Contract whether or not for longer than the original period; (b) any change in the terms of payment or other terms of any Contract or any collateral therefor, or any exchange, release of, or failure to obtain any collateral therefor, (c) any waiver or forbearance granted to Debtor or any other person liable with respect to any Contract or any release of, compromise with, or failure to assert rights against Debtor or any such other person; and (d) the application or failure to apply in any particular manner any payments or credits on any Contract or any other obligation Debtor may owe to Carlton.

4.             Carlton shall not be required first to resort for payment of any Contract to Debtor or to any other person or to any collateral before exercising and enforcing its rights under this Guaranty.  The undersigned agrees not to obtain reimbursement or payment from Debtor or any other person obligated with respect to any Contract or from any collateral for any Contract until the obligations under such Contract have been fully satisfied.  The undersigned shall not without prior written consent from Carlton, assign any interest hereunder or related hereto including, without limitation, any claim arising by subrogation.

5.             The undersigned shall be and remain liable for any deficiency following foreclosure of any leasehold, mortgage or security interest securing any Contract whether or not the liability of Debtor under such Contract is discharged by such foreclosure.

6.             The undersigned agrees to pay all costs, expenses and reasonable attorney’s fees paid or incurred by Carlton in endeavoring to enforce any Contract and this Guaranty.

7.             Carlton may at any time sell, assign or otherwise transfer all or any part of its interest in this Guaranty.

8.             This agreement shall be governed by the laws of the State of Minnesota and shall be interpreted, construed and enforced in accordance with the laws of the State of Minnesota.  In the event of legal proceedings, the undersigned consents to personal jurisdiction and venue in any State or Federal Court located within the State of Minnesota.  THE PARTIES WAIVE ANY RIGHTS THEY MAY HAVE TO A JURY TRIAL.

9.             This Guaranty constitutes the entire agreement between the parties and no provision shall be deemed waived, amended or modified by either party unless such waiver, amendment or modification is in writing and signed by both parties.

10.           This Guaranty shall be binding upon the estate, heirs, successors and assigns of the undersigned, and shall inure to the benefit of the successors and assigns of Carlton.

Dated:    August 16, 2006

Steven Wagenheim
(Individual)

By:	/s/ Steven J. Wagenheim

Home Address:	321 Westwood Drive N.

Golden Valley, MN 55427

Home Telephone:

Social Security Number: